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                                                                     Exhibit 15


August 30, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Commissioners:

We are aware that our reports dated May 13, 1999 and August 11, 1999 on our reviews of interim financial information of AlliedSignal Inc. for the periods ended March 31, 1999 and June 30, 1999 and included in the Company's quarterly reports on Forms 10-Q for the quarters then ended are incorporated by reference in its Registration Statement on Form S-3 dated August 30, 1999.


Yours very truly,

/s/ PricewaterhouseCoopers LLP